UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2014

VICON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

New York	1-7939	11-2160665
(State of Incorporation or	(Commission File Number)	(IRS Employer
Organization)		Identification No.)

131 Heartland Blvd., Edgewood, New York	11717
(Address of Principal Executive Offices)	(Zip Code)

(631) 952-2288
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 28, 2014, Vicon Industries, Inc. (“Vicon”), IQinVision, Inc., a California corporation (“IQinVision”) and VI Merger Sub, Inc., a California corporation and wholly owned subsidiary of Vicon (“Merger Sub”) entered into an agreement and plan of merger and reorganization (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into IQinVision, with IQinVision surviving as a wholly-owned subsidiary of Vicon (the “Merger”).
Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), the issued and outstanding shares of capital stock of IQinVision will, in the aggregate, be converted into the right to receive an aggregate number of shares of Vicon common stock equal to the Outstanding Equity (as defined below) of Vicon immediately prior to the Effective Time (the “Merger Consideration”). The Merger Agreement defines “Outstanding Equity” to mean, with respect to Vicon, the total number of shares outstanding of Vicon common stock then issued and outstanding, excluding outstanding options to purchase Vicon common stock and any other securities convertible into Vicon common stock. In addition, all outstanding IQinVision options and stock appreciation rights, as well as IQinVision’s 2011 Stock Incentive Plan and 2001 Stock Incentive Plan, will be assumed by Vicon. Each option and stock appreciation right IQinVision assumed in the Merger will be converted into an option to purchase or stock appreciation right with respect to, as applicable, a number of shares of Vicon’s common stock representing the number of IQinVision shares subject to such option or stock appreciation right multiplied by the Common Stock Per Share Merger Consideration, as such term is defined in the Merger Agreement. The exercise price of each option and the base value per share of Vicon common stock for each stock appreciation right will be proportionately adjusted.
Following the consummation of the transactions contemplated by the Merger Agreement, the securityholders of Vicon immediately prior to the Effective Time and the securityholders of IQinVision immediately prior to the Effective Time will each own approximately 50% of the outstanding shares of common stock of Vicon after the Merger.
The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.
Pursuant to the Merger Agreement, the board of directors of post-Merger Vicon (the “Board”) will consist of six-members, comprised of three directors of Vicon immediately prior to the Effective Time and three directors of IQinVision immediately prior to the Effective Time. In lieu of one such director, either of Vicon or IQinVision may appoint one person not currently serving on such party’s board of directors to the Board, subject to such person’s qualification as an independent director under applicable NYSE MKT LLC rules and approval by the other party.
Completion of the Merger is subject to a number of conditions, including, but not limited to (i) approval of the issuance of shares of Vicon common stock in connection with the Merger by Vicon’s shareholders and the adoption and approval of the Merger Agreement and the transactions contemplated thereby by IQinVision’s shareholders; (ii) the effectiveness of a registration statement on Form S-4 to be filed by Vicon with the Securities and Exchange Commission (the “SEC”) to register the issuance of the shares of Vicon common stock in connection with the Merger, which will contain a proxy statement/prospectus; (iii) approval for listing on the NYSE MKT LLC of such shares of Vicon common stock; (iv) exercise of dissenters’ rights by no more than 10% of IQinVision’s shareholders; and (v) other customary closing conditions.
As permitted by the Merger Agreement, Vicon expects to declare a special cash dividend of $0.55 per share payable with respect to shares of Vicon common stock held by shareholders of Vicon as of a record date prior to the Effective Time and payable within 15 days after the Effective Time.
Concurrently and in connection with the execution of the Merger Agreement, IQinVision entered into a voting agreement (the “Vicon Voting Agreement”) with Kenneth Darby, David W. Wright, Article 6 Marital Trust, Henry Partners, L.P., and Matthew Partners, L.P., shareholders of Vicon holding an aggregate of approximately 28% of the outstanding shares of Vicon common stock as of March 28, 2014, pursuant to which such shareholders agreed to vote their respective shares of Vicon common stock (i) in favor of the issuance of the Merger Consideration pursuant to the Merger Agreement and any actions required in furtherance thereof, (ii) against any proposal or transaction involving Vicon, the effect of which proposal or transaction is to delay, impair, prevent or nullify the Merger or the transaction contemplated by the Merger Agreement and (iii) against any other action or agreement that would result in a breach in any material respect of any covenant, representation or warranty of the Merger Agreement.

In addition, Vicon entered into a voting agreement (the “IQinVision Voting Agreement”) with certain of IQinVision’s shareholders holding an aggregate of approximately 72% of the outstanding shares of IQinVision common stock and 54% of the outstanding shares of IQinVision preferred stock, which includes 60% of the outstanding shares of IQinVision series A preferred stock, 76% of the outstanding shares of IQinVision series B preferred stock, 42% of the outstanding shares of IQinVision series C preferred stock, and 9% of the outstanding shares of IQinVision series D preferred stock, as of March 28, 2014, pursuant to which such shareholders agreed to vote their respective shares of IQinVision capital stock (i) in favor of the adoption of the Merger, the Merger Agreement and any actions required in furtherance thereof, (ii) against any other proposal or transaction involving IQinVision, the effect of which proposal or transaction would be to delay, impair, prevent or nullify the Merger or the transactions contemplated by the Merger Agreement, and (iii) against any other action or agreement that would result in a breach in any material respect of any covenant, representation or warranty of the Merger Agreement.
Both the Vicon Voting Agreement and the IQinVision Voting Agreement will terminate upon, among other things, the earlier of the Effective Time or termination of the Merger Agreement.
Concurrently and in connection with the execution of the Merger Agreement, certain shareholders of IQinVision and the continuing directors of Vicon following the Merger have entered into post-closing lock-up agreements with Vicon (the “Post-Closing Lock-up Agreements”). Pursuant to these agreements, each such shareholder will be subject to lock-up restrictions on the sale of Vicon common stock acquired in the Merger and/or owned by such shareholder immediately prior to the Effective Time, pursuant to which such shareholder may not, subject to certain exceptions, sell any of such Vicon common stock for a period of six months after the Effective Time.
Each of Vicon and IQinVision have made customary representations, warranties and covenants in the Merger Agreement, including among others, covenants that (i) each party will operate its business only in the usual, regular, and ordinary course during the interim period between execution of the Merger Agreement and completion of the Merger; (ii) each party will not engage in certain kinds of transactions or take certain actions during such period (including, but not limited to, the issuance and sale of its securities and the incurrence of debt, with certain exceptions); (iii) IQinVision will solicit approval by its shareholders of the Merger Agreement and the transactions contemplated thereby and the board of directors of IQinVision will recommend that its shareholders adopt and approve the Merger Agreement, subject to certain exceptions; and (iv) Vicon will convene and hold a meeting of its shareholders for the purpose of considering the approval of the issuance of shares of Vicon common stock in connection with the Merger, and the board of directors of Vicon will recommend that its shareholders adopt and approve such proposals, subject to certain exceptions. Vicon and IQinVision have each also agreed not to solicit proposals relating to alternative business combination transactions or enter into discussions or an agreement concerning any proposals for alternative business combination transactions, subject to exceptions in the event of their receipt of a “superior proposal,” as defined in the Merger Agreement.
The Merger Agreement contains termination rights in favor of each of Vicon and IQinVision in certain circumstances and further provides that, upon termination of the Merger Agreement under specified circumstances, either Vicon or IQinVision may be required to pay the other party a termination fee of $750,000. In addition, either party may terminate the Merger Agreement if the Merger has not been completed by September 28, 2014 (the “Outside Termination Date”), provided that if the registration statement on Form S-4 is not declared effective by September 28, 2014, then either party is generally entitled to extend the Outside Termination Date by 60 days.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this current report on Form 8-K and is incorporated herein by reference. The Merger Agreement and related description are intended to provide you with information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about Vicon in its reports filed with the SEC or about IQinVision. In particular, the Merger Agreement and related description are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to Vicon or IQinVision. The representations and warranties have been negotiated with the principal purpose of not establishing matters of fact, but rather as a risk allocation method establishing the circumstances in which a party may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise. The assertions embodied in the representations and warranties made by Vicon and IQinVision in the Merger Agreement are qualified by information contained in confidential disclosure schedules that Vicon and IQinVision have delivered to each other in connection with the signing of the Merger Agreement made for purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from those generally applicable under the securities laws. Shareholders of Vicon and IQinVision are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Vicon, IQinVision or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement.
The foregoing descriptions of the Vicon Voting Agreement and the IQinVision Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the forms of agreement attached as Exhibits 10.1 and 10.2, respectively, to this current report on Form 8-K, which are incorporated herein by reference.
The foregoing description of the Post-Closing Lock-up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of agreement attached as Exhibit 10.3 to this current report on Form 8-K, which is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b), (e)    On March 28, 2014, Kenneth M. Darby, Vicon’s Chief Executive Officer, entered into an agreement with Vicon whereby he agreed to resign from his position as Chief Executive Officer and as a director of Vicon upon Vicon’s hiring of his replacement. Pursuant to the agreement, Mr. Darby’s options to purchase 60,000 shares of Vicon’s common stock were immediately terminated and cancelled. Further, Vicon has agreed to continue to pay Mr. Darby’s base salary ($225,000 per annum) and medical benefits for four months following such resignation or earlier termination of employment by Vicon. A copy of such agreement is filed as Exhibit 10.4 to this current report on Form 8-K and is incorporated herein by reference.
(b)    Concurrently and in connection with the execution of the Merger Agreement, W. Gregory Robertson, David W. Wright and Bernard F. Reynolds delivered to Vicon written resignations from Vicon’s board of directors, which resignations are in each case contingent and effective upon the completion of the Merger.
Item 8.01. Other Events.
Attached hereto as Exhibit 99.1 is a joint press release of Vicon and IQinVision, dated March 31, 2014.

Item 9.01. Financial Statements and Exhibits
(d)     Exhibits

Exhibit Number	Description
2.1*	Agreement and Plan of Merger and Reorganization dated as of March 28, 2014 by and between Vicon Industries, Inc., IQinVision, Inc. and VI Merger Sub, Inc.
10.1	Form of Vicon Voting and Lock-Up Agreement dated as of March 28, 2014
10.2	Form of IQinVision Voting and Lock-Up Agreement dated as of March 28, 2014
10.3	Form of Post-Closing Lock-Up Agreement dated as of March 28, 2014
10.4	Employment Agreement Letter between the Registrant and Kenneth M. Darby dated March 28, 2014
99.1	Joint Press Release issued by Vicon and IQinVision on March 31, 2014

* Certain exhibits and schedules to the Agreement and Plan of Merger and Reorganization have been omitted pursuant to Item 601(b) of Regulation S-K. Vicon will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.

Important Additional Information about the Proposed Merger
This communication is being made in respect of the proposed merger involving IQinVision, Inc. and Vicon Industries, Inc. Vicon intends to file a registration statement on Form S-4 with the SEC, which will contain a proxy statement/prospectus and other relevant materials, and plans to file with the SEC other documents regarding the proposed transaction. The final proxy statement/prospectus will be sent to the shareholders of Vicon in connection with a special meeting of shareholders to be held to vote on matters relating to the proposed transaction. The proxy statement/prospectus will contain information about Vicon, IQinVision, the proposed merger, and related matters. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT SHAREHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER AND RELATED MATTERS. In addition to receiving the proxy statement/prospectus and proxy card by mail, shareholders will also be able to obtain the proxy statement/prospectus, as well as other filings containing information about Vicon, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, by contacting Vicon’s Investor Relations at (631) 650-6201.

No Offer or Solicitation
This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the Merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Participants in Solicitation
Vicon and its executive officers and directors may be deemed to be participants in the solicitation of proxies from Vicon’s shareholders with respect to the matters relating to the proposed merger. Information regarding Vicon’s executive officers and directors is available in Vicon’s proxy statement on Schedule 14A, filed with the SEC on April 1, 2013. Information regarding any interest that Vicon, IQinVision or any of the executive officers or directors of Vicon or IQinVision may have in the transaction with IQinVision will be set forth in the proxy statement/prospectus that Vicon intends to file with the SEC in connection with its shareholder vote on matters relating to the proposed merger. Shareholders will be able to obtain this information by reading the proxy statement/prospectus when it becomes available.
Forward-Looking Statements
Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “will”; “potential”; “believe”; “anticipate”; “intend”; “plan”; “expect”; “estimate”; “could”; “may”; “should”; or similar statements are forward-looking statements. Such statements include, but are not limited to those referring to the potential for the generation of value, potential for revenue, potential for growth and the expected completion and outcome of the Merger and the transactions contemplated by the Merger Agreement and related agreements. Vicon disclaims any intent or obligation to update these forward-looking statements. Risks and uncertainties include, among others, failure to obtain necessary shareholder approval for the proposed merger with IQinVision and the matters related thereto; failure of either party to meet the conditions to closing of the transaction; delays in completing the transaction and the risk that the transaction may not be completed at all; failure to realize the anticipated benefits from the transaction or delay in realization thereof; the businesses of Vicon and IQinVision may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption during the pendency of and following the transaction, including adverse effects on employee retention and on business relationships with third parties; as well as risks detailed from time to time in Vicon’s Form 10-K under the caption “Risk Factors” and in its other reports filed with the U.S. Securities and Exchange Commission. Copies of Vicon’s public disclosure filings are available from its investor relations department and the investor relations section of its website at http://www.vicon-security.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2014

VICON INDUSTRIES, INC.

By: /s/ John M. Badke
John M. Badke
Senior Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1*	Agreement and Plan of Merger and Reorganization dated as of March 28, 2014 by and between Vicon Industries, Inc., IQinVision, Inc. and VI Merger Sub, Inc.
10.1	Form of Vicon Voting and Lock-Up Agreement dated as of March 28, 2014
10.2	Form of IQinVision Voting and Lock-Up Agreement dated as of March 28, 2014
10.3	Form of Post-Closing Lock-Up Agreement dated as of March 28, 2014
10.4	Employment Agreement Letter between the Registrant and Kenneth M. Darby dated March 28, 2014
99.1	Joint Press Release issued by Vicon and IQinVision on March 31, 2014

* Certain exhibits and schedules to the Agreement and Plan of Merger and Reorganization have been omitted pursuant to Item 601(b) of Regulation S-K. Vicon will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.